UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of CONMED Corporation was held on May 24, 2017 (the “Annual Meeting”). Holders of Common Stock were entitled to elect ten directors. On all matters which came before the Annual Meeting, holders of Common Stock were entitled to one vote for each share held. Proxies for 26,626,550 of the 27,871,672 shares of Common Stock entitled to vote were received in connection with the Annual Meeting.

The following table sets forth the names of the ten persons elected at the Annual Meeting to serve as directors until the first annual meeting of shareholders following the end of the Company’s fiscal year ending December 31, 2017 and the number of votes cast for, against or withheld with respect to each person.

Election of Directors

Director	Votes Received	Votes Withheld	Broker Non-Votes

David Bronson	25,336,383	253,377	1,036,790
Brian P. Concannon	25,320,090	269,670	1,036,790
Charles M. Farkas	25,297,823	291,937	1,036,790
Martha Goldberg Aronson	25,283,154	306,606	1,036,790
Jo Ann Golden	25,269,494	320,266	1,036,790
Curt R. Hartman	25,347,054	242,706	1,036,790
Dirk M. Kuyper	25,253,975	335,785	1,036,790
Jerome J. Lande	25,282,303	307,457	1,036,790
Mark E. Tryniski	25,319,847	269,913	1,036,790
John L. Workman	25,347,109	242,651	1,036,790

Management Proposals

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017	26,313,701	298,427	14,422	—

Approve advisory vote on Named Executive Officer compensation	25,169,847	395,495	24,418	1,036,790

Approve the Executive Bonus Plan	25,164,627	361,365	63,768	1,036,790

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Approval of advisory vote on the frequency of future advisory votes on executive compensation	20,775,987	31,804	4,751,990	29,979	1,036,790

Item 8.01 Other Events

On May 24, 2017, CONMED Corporation announced it will be paying a quarterly cash dividend of $0.20 per share on July 5, 2017 to all shareholders of record as of June 15, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION (Registrant)

By:	/s/ Luke A. Pomilio
Name:	Luke A. Pomilio
Title:	Executive Vice President – Finance and Chief Financial Officer

Date: May 24, 2017